Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-41682, 333-65844, 333-91472, 333-106181, 333-117744, 333-122379, 333-131372, 333-134319, 333-149941, 333-151349, 333-157031, 333-162880, 333-165072, 333-166933, 333-172434, 333-179587, 333-181137, 333-186963 and 333-195701) pertaining to the 1997 Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2000 Non-Employee Directors Stock Option Plan, the 2006 Equity Incentive Plan a Non-Plan Stock Option Agreement, a Non-Plan Award Agreement (Restricted Stock Units) and the 2012 Employee Stock Purchase Plan, and the Registration Statement (Form S-3, No. 333-131520) of Cepheid of our reports dated February 26, 2015 with respect to the consolidated financial statements and schedule of Cepheid and the effectiveness of internal control over financial reporting of Cepheid included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Jose, California

February 26, 2015